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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 1, 1999
                                                 -------------------------------

                                Crown Group, Inc.
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             (Exact name of registrant as specified in its charter)

           Texas                     0-14939                    63-0851141
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(State or other jurisdiction  (Commission File Number) (IRS Employer Identification No.)
   of incorporation)
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         4040 North MacArthur Boulevard, Suite 100, Irving, Texas 75038
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                    (Address of principal executive offices)

Registrant's telephone number, including area code      (972) 717-3423
                                                   -----------------------------


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          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


                                  SMART CHOICE


     On December 1, 1999, pursuant to a definitive stock purchase agreement negotiated at arms length, Crown Group, Inc. ("Crown") acquired a 70% voting and economic interest in Smart Choice Automotive Group, Inc. ("Smart Choice") directly from Smart Choice. The purchase price ("Purchase Price") consisted of
(i) $3.0 million cash, (ii) the conversion of $4.5 million of Smart Choice debt, which Crown had contemporaneously acquired from a third party for approximately
$2.3 million cash, and (iii) the contribution of Crown's 85% interest in Paaco
Automotive Group, Inc. and Premium Auto Acceptance Corporation (collectively,
"Paaco"). In consideration for the Purchase Price Crown received 1,371,581.47 shares of Smart Choice Series E Convertible Preferred Stock, which is convertible into 137,158,147 shares of Smart Choice common stock representing
70% of the ownership and voting rights of Smart Choice on an "as converted" basis. The cash consideration paid by Crown was obtained from working capital.

     Contemporaneously with Crown's purchase of a 70% interest in Smart Choice, approximately $15.0 million of Smart Choice's outstanding debt and preferred stock was converted into shares of common stock representing a 20.7% interest in Smart Choice. In addition, the Paaco minority shareholders converted their 15% interest in Paaco into shares of Smart Choice Series E Convertible Preferred
Stock representing a 5% voting and economic interest in Smart Choice. Paaco is now a wholly-owned subsidiary of Smart Choice.

     In connection with the transaction, each of Paaco and Smart Choice amended and restructured their senior finance receivables and inventory credit facilities on more favorable terms than the facilities they replaced.

     Excluding Paaco, Smart Choice operates eleven "buy-here pay-here" used car dealerships in central Florida. Smart Choice's assets consist principally of (i) finance receivables originated in the sale of used vehicles, and (ii) inventory.
For its most recent fiscal year ended December 31, 1998, Smart Choice reported revenues from continuing operations of $95.4 million and a loss from continuing operations of $7.3 million. For the nine months ended September 30, 1999, Smart
Choice reported revenues of $71.4 million and a loss from continuing operations of $24.2 million.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b). The financial statements and pro forma financial information required to be filed with this report are not presently available. Crown will file the required financial statements under cover of Form 8-KA as soon as practicable but not later than 60 days after the due date of the filing of this report.

(c). Exhibits.

The following exhibits are filed with this report:

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

     2.5 Stock Purchase Agreement dated as of December 1, 1999 by and between Smart Choice Automotive Group, Inc. and Crown
                       Group, Inc.

     4.7.2             First Amended and Restated Schedule to First Amended and
                       Restated Loan and Security Agreement dated November 18,
                       1999 by and between Finova Capital Corporation ("Finova") and Paaco.

     4.9 Second Amended and Restated Loan and Security Agreement dated November 9, 1998 by and between Florida Finance
                       Group, Inc., Liberty Finance Company, Smart Choice
                       Receivables Holding Company and First Choice Auto
                       Finance, Inc. (collectively, the "Smart Choice
                       Subsidiaries") and Finova.

     4.9.1             First Amended and Restated Schedule to Second Amended and
                       Restated Loan and Security Agreement dated November 18,
                       1999 by and between the Smart Choice Subsidiaries and Finova.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CROWN GROUP, INC.



                                       By: /s/ Mark D. Slusser
                                           -------------------------------------
                                           Mark D. Slusser
                                           Chief Financial Officer

Dated: December 13, 1999



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                                  EXHIBIT INDEX



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
    EXHIBIT
    NUMBER             DESCRIPTION
    ------             -----------

     2.5 Stock Purchase Agreement dated as of December 1, 1999 by and between Smart Choice Automotive Group, Inc. and Crown
                       Group, Inc.

     4.7.2             First Amended and Restated Schedule to First Amended and
                       Restated Loan and Security Agreement dated November 18,
                       1999 by and between Finova Capital Corporation ("Finova") and Paaco.

     4.9 Second Amended and Restated Loan and Security Agreement dated November 9, 1998 by and between Florida Finance
                       Group, Inc., Liberty Finance Company, Smart Choice
                       Receivables Holding Company and First Choice Auto
                       Finance, Inc. (collectively, the "Smart Choice
                       Subsidiaries") and Finova.

     4.9.1             First Amended and Restated Schedule to Second Amended and
                       Restated Loan and Security Agreement dated November 18,
                       1999 by and between the Smart Choice Subsidiaries and Finova.
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